Exhibit 99.1

            SJW CORP. ANNOUNCES 2009 ANNUAL AND FOURTH QUARTER
                            FINANCIAL RESULTS

     SAN JOSE, CA, February 24, 2010 - SJW Corp. (NYSE: SJW) today reported operating revenue for the year ended December 31, 2009 of $216.1 million versus $220.3 million for the year ended December 31, 2008, a decrease of $4.2 million. The decrease in revenue was primarily attributable to a decline in customer water usage of $12.8 million, as well as $2.7 million in lower revenue from real estate operations due to a tenant vacancy in the real estate portfolio. The revenue decreases were partially offset by cumulative rate increases of $10.7 million and revenue from new customers of $0.6 million.

     Net income was $15.2 million for the year ended December 31, 2009, compared to $21.5 million for the year ended December 31, 2008. Diluted earnings per common share for the year ended December 31, 2009 were $0.81, compared to $1.15 per share in 2008.

     Water production costs for the year ended December 31, 2009 were $83.5 million versus $90.2 million in 2008, a decrease of $6.7 million. The decline in water production costs is primarily attributable to $7.3 million in lower customer water usage and $2.6 million in savings due to greater surface water supply, offset by $3.2 million in higher per unit costs paid for purchased water and groundwater extraction charges.

     Operating expenses, excluding water production costs and income taxes, for the year ended December 31, 2009 were $92.9 million versus $84.0 million for 2008, an increase of $8.9 million. This increase was primarily attributable to increases in 2009 of $4.0 million in administrative and general expenses largely related to pension plan expenses, $1.8 million in taxes other than income tax expense, $1.6 million in depreciation and amortization and $1.5 million in other operating expenses. Income tax expense decreased $2.9 million for the year ended December 31, 2009 to $10.3 million from $13.2 million for the year ended December 31, 2008 as a result of lower pre-tax income. Total operating expense, including water production costs, for the year ended December 31, 2009 was $186.7 million, compared to total operating expense of $187.5 million in 2008.

Fourth Quarter Financial Results
--------------------------------
     Operating revenue for the fourth quarter ended December 31, 2009 was $48.6 million versus $49.5 million for the same period in 2008, a decrease of $900,000. The decrease was attributable to $2.0 million in lower customer water usage and $660,000 in lower revenue from real estate operations, partially offset by $1.6 million in cumulative rate increases and $79,000 in revenue from new customers.

     Net income was $2.6 million for the fourth quarter ended December 31, 2009, compared to $4.2 million for the same period in 2008. Diluted earnings per common share were $0.14 for the quarter ended December 31, 2009, compared to $0.23 per share for the same period in 2008.

     Water production costs for the fourth quarter of 2009 were $17.4 million versus $20.3 million for the same period in 2008, a decrease of $2.9 million. Lower customer water usage and savings due to greater surface water supply contributed to the decrease.

     Operating expenses, excluding water production costs and income taxes, for the fourth quarter of 2009 were $23.4 million versus $21.5 million for the same period in 2008, an increase of $1.9 million. This was attributable to increases of $945,000 in administrative and general expenses due to pension plan expenses, $443,000 in depreciation and amortization, $345,000 in other operating expenses and $186,000 in taxes other than income tax expense. Income tax expense decreased $118,000 for the fourth quarter in 2009 to $1.5 million from $1.6 million for the same period in 2008 due to lower pre-tax income. Total operating expense for the quarter ended December 31, 2009, was $42.3 million compared to $43.4 million in the period ended December 31, 2008.

     Other comprehensive loss of $6.2 million and $1.4 million, net of tax, for the full year and fourth quarter of 2009, respectively, was primarily due to changes in the market value of SJW Corp.'s investment in California Water Service Group.

     SJW Corp. management will discuss the annual and fourth quarter results in a webcast presentation available to interested parties from the Company's website, www.sjwater.com, at 10:00 A.M. Pacific Time on Thursday, February 25, 2010. The webcast will be accessible until April 26, 2010.

     SJW Corp. is a publicly traded holding company headquartered in San Jose, California. SJW Corp. is the parent company of San Jose Water Company, SJWTX, Inc. and SJW Land Company. Together, San Jose Water Company and SJWTX, Inc. provide regulated and nonregulated water service to more than one million people in San Jose, California and nearby communities and in Canyon Lake, Texas and nearby communities. SJW Land Company owns and operates commercial buildings, has a majority interest in a real estate partnership, and has properties in the states of California, Florida, Connecticut, Texas, Arizona and Tennessee.


This press release may contain certain forward-looking statements including but not limited to statements relating to SJW Corp.'s plans, strategies, objectives, expectations and intentions, which are made pursuant to the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of SJW Corp. to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The results for a quarter are not indicative of results for a full year due to seasonality. Certain factors that may cause actual results, performance or achievements to materially differ are described in SJW Corp.'s most recent reports on Form 10-K, Form 10-Q and Form 8-K filed with the Securities and Exchange Commission. SJW Corp. undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.





                              SJW CORP.
             CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                       AND COMPREHENSIVE INCOME
                             (UNAUDITED)
               (in thousands, except per share data)

                                THREE MONTHS ENDED    TWELVE MONTHS ENDED
                                    DECEMBER 31            DECEMBER 31
                                  2009        2008       2009        2008
                                -----------------------------------------
OPERATING REVENUE              $48,556      49,529   $216,097     220,347

OPERATING EXPENSE:
  Operation:
    Purchased water              9,753      10,729     45,317      48,291
    Power                        1,339       1,904      6,582       7,559
    Groundwater extraction
      charge                     6,360       7,690     31,635      34,368
                              -------------------------------------------
    Total water production
      costs                     17,452      20,323     83,534      90,218

    Administrative and general   6,824       5,879     27,658      23,688
    Other                        4,640       4,295     17,861      16,390
  Maintenance                    3,490       3,511     13,172      13,123
  Taxes other than income        1,985       1,799      8,549       6,793
  Depreciation and amortization  6,451       6,008     25,643      24,043
  Income taxes                   1,469       1,587     10,280      13,198
                              -------------------------------------------
Total operating expense         42,311      43,402    186,697     187,453
                              -------------------------------------------
OPERATING INCOME                 6,245       6,127     29,400      32,894
Sale of real estate investments,
  net of taxes of $567 in 2008       -         832          -         832
Sale of utility property, net
  of taxes of $269 in 2008           -         392          -         392
Interest on long-term debt
  and other                     (3,625)     (3,143)   (14,229)   (12,657)
                              -------------------------------------------
NET INCOME                     $ 2,620       4,208   $ 15,171      21,461
                              ===========================================

Other comprehensive income
  (loss), net                  $(1,375)      5,147   $ (6,236)      6,107
                             --------------------------------------------
COMPREHENSIVE INCOME           $ 1,245       9,355   $  8,935      27,568
                             ============================================
Earnings per share
  -Basic                      $   0.14        0.23   $   0.82        1.17
  -Diluted                        0.14        0.23       0.81        1.15

Dividends per share           $   0.17        0.16   $   0.66        0.65

Weighted average shares outstanding
  -Basic                   18,498,920  18,435,907  18,486,536  18,410,122
  -Diluted                 18,703,127  18,631,466  18,680,458  18,609,836

                                 SJW CORP.
                    CONDENSED CONSOLIDATED BALANCE SHEETS
                                (UNAUDITED)
                               (in thousands)

                                              DECEMBER 31    DECEMBER 31
                                                     2009           2008
                                              --------------------------
ASSETS
UTILITY PLANT:
  Land                                           $  8,558       $  8,134
  Depreciable plant and equipment                 913,071        855,427
  Construction in progress                         11,119          7,142
  Intangible assets                                11,278          8,040
                                                 -----------------------
      Total utility plant                         944,026        878,743
Less accumulated depreciation and amortization    298,921        272,562
                                                 -----------------------
      Net utility plant                           645,105        606,181
REAL ESTATE INVESTMENT:                            88,000         88,000
Less accumulated depreciation and amortization      7,188          5,511
                                                 -----------------------
      Net real estate investment                   80,812         82,489
CURRENT ASSETS:
  Cash and equivalents                              1,416          3,406
  Accounts receivable and accrued unbilled
    utility revenue                                24,004         26,329
  Prepaid expenses and other                        2,590          2,226
                                                 -----------------------
      Total current assets                         28,010         31,961
OTHER ASSETS:
  Investment in California Water Service Group     40,500         51,071
  Debt issuance costs, net of accumulated
    amortization                                    3,098          3,162
  Regulatory assets                                78,525         73,778
  Other                                             2,424          2,235
                                                 -----------------------
                                                  124,547        130,246
                                                 -----------------------
                                                 $878,474       $850,877
                                                 =======================

CAPITALIZATION AND LIABILITIES
CAPITALIZATION:
    Common stock                                 $  9,635       $  9,611
    Additional paid-in capital                     22,046         20,548
    Retained earnings                             207,888        204,744
    Accumulated other comprehensive income         13,187         19,423
                                                 -----------------------
        Total shareholders' equity                252,756        254,326
                                                 -----------------------
    Long-term debt, less current portion          246,879        216,613
                                                 -----------------------
        Total capitalization                      499,635        470,939



CURRENT LIABILITIES:
    Line of credit                                  5,800         18,400
    Current portion of long-term debt               1,081            705
    Accrued groundwater extraction charge and
      purchased water                               4,496          5,256
    Purchased power                                   486            563
    Accounts payable                                6,562          5,758
    Accrued interest                                4,979          4,567
    Other current liabilities                       8,554          8,074
                                                 -----------------------
        Total current liabilities                  31,958         43,323
                                                 -----------------------

DEFERRED INCOME TAXES AND CREDITS                 102,381         98,713
ADVANCES FOR CONSTRUCTION AND CONTRIBUTIONS
  IN AID OF CONSTRUCTION                          190,506        188,869
POSTRETIREMENT BENEFIT PLANS                       47,484         42,331
OTHER NONCURRENT LIABILITIES                        6,510          6,702
                                                 -----------------------
                                                 $878,474       $850,877
                                                 =======================